Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Medical Products, Inc. Presents Positive Interim Results at the

Fifth Annual BRAIN Initiative® Investigators Meeting

-- Presentation to Provide Update of Early Feasibility Study of the Orion® Visual Prosthesis System --

Los Angeles, CA — April 11, 2019 — Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or the “Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today announced that the Company will present an update on its Early Feasibility Study of the Orion® Visual Cortical Prosthesis System (“Orion”) at the Fifth Annual BRAIN Initiative® Investigators Meeting being held at the Marriott Wardman Park Hotel in Washington, D.C. on April 11, 2019.

The BRAIN Initiative Investigators Meeting convenes BRAIN Initiative awardees, staff, and leadership from the contributing federal agencies (NIH, NSF, DARPA, IARPA, and FDA), plus representatives and investigators from participating non-federal organizations.

Dr. Jessy D. Dorn, Ph.D., Sr. Director of Scientific Research, today will discuss interim findings from the ongoing feasibility study of Orion, a breakthrough technology intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, and eye injury. Orion converts images captured by a miniature video camera mounted on glasses into a series of small electrical pulses transmitted wirelessly to electrodes implanted directly on the visual cortex of the individual subject’s brain.

The first human subject was implanted with Orion in January of 2018. A total of six subjects have been implanted in the Orion Early Feasibility Study, including two subjects at the Baylor College of Medicine in Houston, Texas, and four subjects at the Ronald Reagan UCLA Medical Center (UCLA).

Highlights of the presentation will include (the presentation is available on the Company’s website under “Investors”/“Events and Presentations” and on Form 8-K as filed with the U.S Securities and Exchange Commission):

•	Study design and subject overview
o	One female and five male subjects, ranging in age from 29 to 57
•	Preliminary performance assessment of ability to locate objects and detect motion
o	Ability to locate a high-contrast target with the System ON was significantly better (t-test, p<0.05) than with the System OFF for three of five subjects at 6 months as measured by Square Localization
o

Ability to determine the direction of motion of a high-contrast target with the System ON was significantly better (t-test, p<0.05) than with the System OFF for two of five subjects at six months (four out of five in subsequent measurements) as determined  by Direction of Motion

•	Overview of real-world use of Orion
o	Five out of five subjects were rated by certified Orientation and Mobility specialists as having received positive or mild positive benefit from Orion in terms of functional vision and well-being

Exhibit 99.1

o

Observations from rehabilitation sessions include that subjects are able to use Orion to visually detect parked cars, identify the direction of motion of a person walking by, and visually order small objects by size

•	Adverse events
o	One serious adverse event (seizure), four non-serious adverse events, no unanticipated adverse device effects through the last adjudication date of February 8, 2019

“We are delighted to share preliminary Orion feasibility study findings with this esteemed group of investigators. This conference provides a forum for discussing exciting advancements and to continue to engage with other scientists who are conducting cutting-edge research in the field,” said Will McGuire, President and Chief Executive Officer of Second Sight.

“We are encouraged by the progress Orion subjects are making on visual function endpoints like square localization and direction of motion. With the help of our highly-trained low-vision specialists, our subjects are using Orion at home to perform everyday visual tasks that they cannot do without the system. We look forward to completing the analysis of 12-month data from the Orion Early Feasibility Study and to future refinements that enhance Orion’s ability to provide useful artificial vision to blind individuals,” McGuire continued.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals. The Company’s U.S. headquarters are in Los Angeles, California, and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion® Visual Cortical Prosthesis System (Orion) is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, and eye injury. Orion is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A six-subject early feasibility study of the Orion is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and the Baylor College of Medicine in Houston. No peer-reviewed data is available yet for the Orion system. The Company anticipates enrolling additional feasibility subjects in 2019 while simultaneously negotiating the clinical and regulatory pathway to commercialization with the FDA as part of the Breakthrough Devices Program.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,”

“seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 19, 2019, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.
Lisa Wilson, President
T: 212-452-2793
E: lwilson@insitecony.com
or

Individual Investors
MZ North America
Greg Falesnik, Managing Director
T: 949-385-6449
E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications
Laura Nobles or Helen Shik
T: 617-510-4373
E: Laura@noblesgc.com
E: Helen@noblesgc.com